February 7, 2005

US Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control


RE:	Global Depositary Shares evidenced
by Global Depositary Receipts each
representing one   Common Stock,
par value of JPY50 per Common
Stock, of Arisawa Manufacturing
Co., Ltd.

F-6 File No. 333-7706


Dear Sir/Madam:

Pursuant to Rule 424(b) (3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New
York, as depositary for securities
against which Global Depositary
Receipts are to be issued, this
filing includes a revised form of
prospectus (the Prospectus) Arisawa
Manufacturing Co., Ltd. As required by
Rule 424(e), the top of the cover page of the Prospectus has a reference to Rule
424(b)(3) and to the file numbers of the registration statements to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the form F-6 Registration
Statement, the
Prospectus consists of the form of the
GDR certificate for Arisawa
Manufacturing Co., Ltd.

The Prospectus has been revised to
reflect the new ratio from one (1)
Global Depositary Share represents one
(1) deposited Share to two (2) Global
Depositary Share represent one (1)
deposited Share.

EFFECTIVE FEBRUARY 14, 2005,
THE NEW RATIO IS TWO GLOBAL
DEPOSITARY SHARES
REPRESENT ONE DEPOSITED
SHARE


Please contact me with any questions or
comments.


Sincerely,
/s/ Anita Sung
Assistant Vice President
Tel. # (212) 815-8161
Fax #: (212) 571-3050

Encl.

cc:    Paul Dudek, Esq. (Office of
International Corporate Finance)